UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3301 Olcott Street

Santa Clara, California 95054

 (Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2011, the board of directors of MoSys, Inc. (the “Company”) approved the appointment of Thomas J. Riordan as its Chief Operating Officer and Executive Vice President.  Chief Operating Officer is a newly created position in the organizational structure, and Mr. Riordan will report directly to Len Perham, the Company’s Chief Executive Officer and President.  A copy of the related press release announcing Mr. Riordan’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in response to this item.

Prior to joining the Company, Mr. Riordan served as Chief Executive Officer and President of Exclara, Inc. from August 2006 to March 2011.  Most recently, Mr. Riordan was an Entrepreneur-in-Residence at Bessemer Venture Partners.  From September 2001 to December 2005, Mr. Riordan served as Vice President of PMC-Sierra, Inc.  Mr. Riordan joined PMC-Sierra when it purchased Quantum Effect Devices, Inc., a company he co-founded in 1991.  Mr. Riordan holds a Bachelor of Science, in engineering, a Bachelor of Arts in government, and a Masters of Science in engineering, all from the University of Central Florida.  Mr. Riordan serves on the boards of directors of Mellanox Technologies, Ltd. and PLX Technologies, Inc.

Under the terms of Mr. Riordan’s employment offer letter agreement with the Company, he will be paid an annualized base salary of $160,000 and has been granted an option to purchase 400,000 shares of the Company’s common stock that will vest with respect to 25% of the total number of shares subject to the option on the first anniversary of his employment with the Company and 1/48th of the shares subject to the option per month thereafter, subject in all events to Mr. Riordan’s continued service with the Company.

In addition, the Company and Mr. Riordan entered into an employment letter agreement and the Company’s standard form Employment, Confidential Information and Invention Assignment Agreement, all effective as of May 9, 2011.  Under the terms of the employment letter agreement and option agreement, in the event of the termination of Mr. Riordan’s employment for “good reason” within two years following a “change-in-control,” as defined in the option agreement, Mr. Riordan will be entitled to accelerated vesting with respect to the lesser of 25% of the shares subject to the option and the number of shares then unvested.  Under these agreements, termination of employment for “good reason” includes involuntary termination by the Company for reasons other than certain kinds of misconduct or breach of contract, and resignation by the employee due to a reduction in salary, a substantial diminution in job responsibilities, a relocation of more than 30 miles and failure to pay compensation.  In general, a “change-in-control” is an acquisition of the Company by a third party.  The foregoing descriptions of the material terms of Mr. Riordan’s employment agreement and stock option agreement are qualified in their entirety by the terms of the agreements themselves, which will be filed by the Company as exhibits to its next quarterly filing on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued May 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: May 16, 2011	By:	/s/	James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued May 11, 2011